                                                                    Exhibit g(2)

                    AMENDED AND RESTATED DELEGATION AGREEMENT


         AGREEMENT, dated as of June 29, 2001 by and between INVESTORS BANK & TRUST COMPANY, a Massachusetts trust company (the "Delegate"), and TT INTERNATIONAL U.S.A. MASTER TRUST, a Massachusetts trust (the "Trust").

         WHEREAS, the Trust has been divided into separate series, including those series referred to on Appendix A (each, a "Fund"); and

         WHEREAS, Delegate currently acts as Delegate to the Trust pursuant to a Delegation Agreement (the "Old Agreement") between the Delegate and the Trust dated as of October 2, 2000; and

         WHEREAS, in connection with the issuance of Rule 17f-7 and amendments to Rule 17f-5, each under the Investment Company Act of 1940, as amended (the "1940 Act") Delegate and the Trust desire to amend and restate the Old Agreement in accordance with the terms hereof; and

         WHEREAS, pursuant to the provisions of Rule 17f-5 under the 1940 Act, and subject to the terms and conditions set forth herein, the Board of Trustees of the Trust desires to continue to delegate to the Delegate certain responsibilities concerning Foreign Assets (as defined below), and the Delegate hereby agrees to retain such delegation, but only in accordance with the terms described herein; and

         WHEREAS, pursuant to the provisions of Rule 17f-7 under the 1940 Act, and subject to the terms and conditions set forth herein, the Board of Trustees of the Trust desires to retain the Delegate to provide certain services concerning Foreign Assets, and the Delegate hereby agrees to provide such services, as described herein;

         NOW THEREFORE, in consideration of the premises and of the mutual agreements contained herein, the parties hereto amend and restate the Old Agreement as follows:

1.       DEFINITIONS

         Capitalized terms in this Agreement have the following meanings:

         a.       Authorized Representative

                  Authorized Representative means any one of the persons who are empowered, on behalf of the parties to this Agreement, to receive notices from the other party and to send notices to the other party.

         b.       Board

                  Board means the Board of Trustees (or the body authorized to exercise authority similar to that of the board of directors of a corporation) of the Trust.

         c.       Country Risk

                  Country Risk means all factors reasonably related to the systemic risk of holding Foreign Assets in a particular country including, but not limited to, such country's financial infrastructure (including any Securities Depositories operating in such country); prevailing custody and settlement practices; and laws applicable to the safekeeping and recovery of Foreign Assets held in custody.

         d.       Eligible Foreign Custodian

                  Eligible Foreign Custodian has the meaning set forth in Rule 17f-5(a)(1) and it is understood that such term includes foreign branches of U.S. Banks (as the term "U.S. Bank" is defined in Rule 17f-5(a)(7)).

         e.       Foreign  Assets

                  Foreign Assets has the meaning set forth in Rule 17f-5(a)(2)

         f.       Foreign Custody Manager

                  Foreign Custody Manager has the meaning set forth in Rule 17f-5(a)(3).

         g.       Monitor

                  Monitor means, subject to Rule 17f-5, to re-assess or re-evaluate, at reasonable intervals, a decision, determination or analysis previously made.

         h.       Securities Depository

                  Securities Depository has the meaning set forth in the definition of Eligibile Securities Depository in Rule 17f-7(b)(1).

2.       REPRESENTATIONS

        a.       Delegate's Representations

                  Delegate represents that it is a trust company chartered under the laws of the Commonwealth of Massachusetts and accordingly qualifies as a "U.S. Bank" for purposes of Rule 17f-5. Delegate further represents that the persons executing this Agreement and any amendment or appendix hereto on its behalf are duly authorized to so bind the Delegate with respect to the subject matter of this Agreement. Delegate acknowledges that it is the Primary Custodian of the Trust, for purposes of Rule 17f-7(b)(2).

         b.       Trust's Representations

                  The Trust represents that the Board has determined that it is reasonable to rely on Delegate to perform the responsibilities delegated by this Agreement pursuant to Rule 17f-5. The Trust further represents that the persons executing this Agreement and any amendment or appendix hereto on its behalf are duly authorized to so bind the Trust with respect to the subject matter of this Agreement.

        c.        Existence and Authority Representations of each Party

                  Each party represents and warrants as follows: (i) such party was duly organized, and legally exists, under the laws of the jurisdiction in which it was formed; (ii) such party has full power and authority to enter into, and to perform and observe the terms and conditions of, this Agreement; (iii) such party has duly executed and delivered this Agreement; (iv) this Agreement is the valid and binding obligation of such party enforceable according to its terms, subject to standard exceptions relating to equitable remedies and laws of bankruptcy and insolvency; (v) the execution, delivery, and performance of this Agreement by such party will not violate or conflict with, or result in a default under, any other agreement or contract to which such party is a party or to which its assets are subject; and (vi) such party is not required to make any governmental filings, or to obtain any governmental or other third party consents or approvals, as a condition to entering into, or performing and observing the terms of, this Agreement.

3.       JURISDICTIONS AND DEPOSITORIES COVERED

         a.       Initial Jurisdictions and Depositories

                  The authority delegated by this Agreement in connection with Rule 17f-5 applies only with respect to Funds listed Appendix A and Foreign Assets held in the jurisdictions listed in Appendix A1. Delegate's responsibilities under this Agreement in connection with Rule 17f-7 apply only with respect to the Securities Depositories listed in Appendix A2. Upon the creation of a new Securities Depository in any of the jurisdictions listed in Appendix A1 at the time of such creation, such Securities Depository will automatically be deemed to be listed in Appendix A2 and will be covered by the terms of this Agreement.

         b.       Added Jurisdictions and Depositories

                  Additional series of the Trust may be added to Appendix A and jurisdictions and related Securities Depositories may be added to Appendix A1 and Appendix A2, respectively, by written agreement in the form of Appendix B. Delegate's responsibility and authority with respect to any jurisdiction or Securities Depository, respectively, so added will commence at the later of (i) the time that Delegate's Authorized Representative and Board's Authorized Representative have both executed a copy of Appendix B listing such jurisdiction and/or Securities Depository, or (ii) the time that Delegate's Authorized Representative receives a copy of such fully executed Appendix B.

         c.       Withdrawn Jurisdictions

                  The Board may withdraw its (i) delegation to Delegate with respect to any jurisdiction or (ii) retention of Delegate with respect to any Securities Depository, upon written notice to Delegate. Delegate may withdraw its (i) acceptance of delegation with respect to any jurisdiction or (ii) retention with respect to any Securities Depository, upon written notice to Board so long as Delegate is withdrawing retention with respect to such Securities Depository for all clients generally. Thirty days (or such longer period as to which the parties agree) after receipt of any such notice by the Authorized Representative of the party other than the party giving notice, Delegate shall have no further responsibility or authority under this Agreement with respect to the jurisdiction(s) or Securities Depository(ies) as to which authority is withdrawn.

4.       DELEGATION OF AUTHORITY TO ACT AS FOREIGN CUSTODY MANAGER

         a.       Selection of Eligible Foreign Custodians

                  Subject to the provisions of this Agreement and the requirements of Rule 17f-5 (and any other applicable law), Delegate is authorized and directed to place and maintain Foreign Assets in the care of any Eligible Foreign Custodian(s) selected by Delegate in each jurisdiction to which this Agreement applies, except (other than provided herein) that Delegate does not accept such authorization and direction with regard to Securities Depositories.

         b.       Contracts With Eligible Foreign Custodians

                  Subject to the provisions of this Agreement and the requirements of Rule 17f-5 (and any other applicable law), Delegate shall enter into, on behalf of the Trust, a written contract governing the Trust's foreign custody arrangements with each Eligible Foreign Custodian with which the Delegate maintains assets.

5.       MONITORING OF ELIGIBLE FOREIGN CUSTODIANS AND CONTRACTS

         In each case in which Delegate has exercised the authority delegated under this Agreement to place Foreign Assets with an Eligible Foreign Custodian, Delegate is authorized to, and shall, on behalf of the Trust, establish a system to Monitor the appropriateness of maintaining Foreign Assets with such Eligible Foreign Custodian. In each case in which Delegate has exercised the authority delegated under this Agreement to enter into a written contract governing the Trust's foreign custody arrangements, Delegate is authorized to, and shall, on behalf of the Trust, establish a system to Monitor the performance under and appropriateness of such contract. If an arrangement with an Eligible Foreign Custodian no longer meets the requirements of Rule 17f-5, the Delegate shall withdraw any of the Trust's Foreign Assets from the Eligible Foreign Custodian as soon as reasonably practicable. The Delegate shall notify the Board of any such withdrawal in accordance with Section 9 hereof.

6.       SECURITIES DEPOSITORIES

        a. In accordance with the requirements of Rule 17f-7, Delegate shall, by no later than July 2, 2001, provide the Trust's investment advisor and, upon written request, each member of the Board with an analysis of the custody risks associated with maintaining assets with each Securities Depository listed on Appendix A2 hereto. Such analysis shall be updated by the Delegate and provided to the Trust's investment advisor and each member of the Board when any Securities Depository is added to Appendix A2 hereto and from time to time as the Delegate deems necessary.

        b. In accordance with the requirements of Rule 17f-7, Delegate shall Monitor the custody risks associated with maintaining assets with each Securities Depository listed on Appendix A2 hereto on a continuing basis, and shall promptly notify the Trust `s investment advisor and, upon written request, each member of the Board of any material change in such risks.

        c. If instructed to do so by the Trust's investment advisor of the Board, the Delegate shall withdraw any of the Trust's Foreign Assets from the Securities Depository as soon as reasonably practicable.


7.       GUIDELINES AND PROCEDURES FOR THE EXERCISE OF DELEGATED AUTHORITY

         a.       Board's Conclusive Determination Regarding Country Risk

                  In exercising its delegated authority under this Agreement, Delegate may assume, for all purposes, that Board (or the Trust's investment advisor, pursuant to authority delegated by Board) has considered, and pursuant to its fiduciary duties to the Trust and the Trust's shareholders, determined to accept, such Country Risk as is incurred by placing and maintaining Foreign Assets in the jurisdictions to which this Agreement applies.

                  Except as specifically described herein, nothing in this Agreement shall require Delegate to make any selection or to engage in any Monitoring on behalf of the Trust that would entail consideration of Country Risk.

         b.       Selection of Eligible Foreign Custodians

                  In exercising the authority delegated under this Agreement to place Foreign Assets with an Eligible Foreign Custodian, Delegate shall determine that Foreign Assets will be subject to reasonable care, based on the standards applicable to custodians in the market in which the Foreign Assets will be held, if maintained with the Eligible Foreign Custodian, after considering all factors relevant to the safekeeping of such Foreign Assets, including, without limitation;

                  i. The Eligible Foreign Custodian's practices, procedures, and internal controls, including, but not limited to, the physical protections available for certificated securities (if applicable), the method of keeping custodial records, and the security and data protection practices;

                  ii. Whether the Eligible Foreign Custodian has the financial strength to provide reasonable care for Foreign Assets;

                 iii. The Eligible Foreign Custodian's general reputation and standing;

                  iv. Whether the Trust will have jurisdiction over and be able to enforce judgments against the Eligible Foreign Custodian, such as by virtue of the existence of any offices of the Eligible Foreign Custodian in the United States or the Eligible Foreign Custodian's consent to service of process in the United States; and

                  v. In the case of an Eligible Foreign Custodian that is a banking institution or trust company, any additional factors and criteria set forth in Appendix C to this Agreement.

         c.       Evaluation of Written Contracts

                  In exercising the authority delegated under this Agreement to enter into written contracts governing the Trust's foreign custody arrangements with an Eligible Foreign Custodian, Delegate shall determine that such contracts provide reasonable care for Foreign Assets based on the standards applicable to Eligible Foreign Custodians in the relevant market. In making this determination, Delegate shall ensure that the terms of such contracts comply with the provisions of Rule 17f-5(c)(2).

         d.       Monitoring of Eligible Foreign Custodians

                  In exercising the authority delegated under this Agreement to establish a system to Monitor the appropriateness of maintaining Foreign Assets with an Eligible Foreign Custodian or the appropriateness of a written contract governing the Trust's foreign custody arrangements, Delegate shall consider any factors and criteria set forth in Appendix D to this Agreement and such other factors as may be required to be considered under Rule17f-5. If, as a result of its Monitoring of Eligible Foreign Custodian relationships hereunder or otherwise, the Delegate determines in its sole discretion that it is in the best interest of the safekeeping of the Foreign Assets to move such Foreign Assets to a different Eligible Foreign Custodian, the Delegate shall withdraw such Foreign Assets from the Eligible Foreign Custodian as soon as reasonably practicable. The Trust shall bear any expense related to such relocation of Foreign Assets.

8.       STANDARD OF CARE

         a. In exercising the authority delegated under this Agreement with regard to its duties under Rule 17f-5, Delegate agrees to exercise reasonable care, prudence and diligence such as a person having responsibility for the safekeeping of Foreign Assets of an investment company registered under the 1940 Act would exercise.

         b. In carrying out its responsibilities under this Agreement with regard to Rule 17f-7, Delegate agrees to exercise reasonable care, prudence and diligence.

9.       REPORTING REQUIREMENTS

         Delegate agrees to provide written reports notifying Board of the placement of Foreign Assets with a particular Eligible Foreign Custodian and of any material change in the Trust's foreign custody arrangements hereunder. Such reports shall be provided to Board quarterly for consideration at the next regularly scheduled meeting of the Board or earlier if deemed necessary or advisable by the Trust's Board or the Delegate.

10.      PROVISION OF INFORMATION REGARDING COUNTRY RISK

         With respect to the jurisdictions listed in Appendix A1, or added thereto pursuant to Article 3, Delegate agrees to provide the Board and the Trust's investment advisor with access to Eyes to the WorldTM, a service available through the Delegate's Web Site at www.ibtco.com, containing information relating to Country Risk, if available, as is specified in Appendix E to this Agreement. Such information relating to Country Risk shall be updated from time to time as the Delegate deems necessary. Delegate agrees to provide written reports to member of the Board and employees of Trust's investment advisor, by e-mail or otherwise, at the addresses specified in Appendix F hereto, regarding any material change in such information relating to Country Risk, promptly after Delegate becomes aware of such change.

11.      LIMITATION OF LIABILITY.

         a. Notwithstanding anything in this Agreement to the contrary, in no event shall the Delegate or any of its officers, directors, employees or agents (collectively, the "Indemnified Parties") be liable to the Trust, and the Trust shall indemnify and hold the Delegate and the Indemnified Parties harmless from and against any and all loss, damage, liability, actions, suits, claims, costs and expenses, including legal fees, (a "Claim") arising as a result of any act or omission of the Delegate or any Indemnified Party under this Agreement, except for any Claim resulting solely from the negligence, willful misfeasance or bad faith of the Delegate or any Indemnified Party. Without limiting the foregoing, neither the Delegate nor the Indemnified Parties shall be liable for, and the Delegate and the Indemnified Parties shall be indemnified against, any Claim arising as a result of:

                  i. Any act or omission by the Delegate or any Indemnified Party in reasonable good faith reliance upon the terms of this Agreement, any resolution of the Board, telegram, telecopy, notice, request, certificate or other instrument reasonably believed by the Delegate to be genuine;

                  ii. Any information which the Delegate provides or does not provide without gross negligence, willful misfeasance or bad faith, under Section 10 hereof;

                  iii. Neither party shall be liable to the other for any loss, damage, liability, action, suit, claim, cost or expense arising from any acts of God, earthquakes, fires, floods, storms or other disturbances of nature, epidemics, strikes, riots, nationalization, expropriation, currency restrictions, acts of war, civil war or terrorism, insurrection, nuclear fusion, fission or radiation, the interruption, loss or malfunction of utilities, transportation or computers (hardware or software) and computer facilities, the unavailability of energy sources or other similar happenings or events that cannot be controlled or contained by such party.

         b. Notwithstanding anything to the contrary in this Agreement, in no event shall a party hereto be liable to the other party hereto or any third party for lost profits or lost revenues or any special, consequential, punitive or incidental damages of any kind whatsoever in connection with this Agreement or any activities hereunder.

12.      RESERVED

13.      EFFECTIVENESS AND TERMINATION OF AGREEMENT

         This Agreement shall be effective as of the later of the date of execution on behalf of the Board or Delegate and shall remain in effect until terminated as provided herein. This Agreement may be terminated at any time, without penalty, by written notice from the terminating party to the non-terminating party. Termination will become effective 60 days after receipt by the non-terminating party of such notice.


14.      AUTHORIZED REPRESENTATIVES AND NOTICES

         The respective Authorized Representatives of the Trust and Board, and the addresses to which notices and other documents under this Agreement are to be sent to each, are as set forth in Appendix F. Any Authorized Representative of a party may add or delete persons from that party's list of Authorized Representatives by written notice to an Authorized Representative of the other party.

15.      GOVERNING LAW

         This Agreement shall be constructed in accordance with the laws of the Commonwealth of Massachusetts without regard to principles of choice of law.

16.      LIMITATION OF LIABILITY

         This Agreement is executed and made by the Trustees of the Trust not individually but as Trustees under the Trust's Declaration of Trust and the obligations of this Agreement are not binding upon any of the Trustees or beneficial owners of the Trust individually but bind only the trust estate of each Fund. The Delegate agrees that the obligations assumed by the Trust hereunder shall be limited in all cases to the assets of each Fund, and the Delegate shall not seek satisfaction of any such obligation from the officers, agents, employees, trustees, or beneficial owners of the Trust.

17.      SEVERAL OBLIGATION OF THE FUNDS

         This Agreement is an agreement entered into between the Delegate and the Trust with respect to each Fund. With respect to any obligation of the Trust on behalf of any Fund arising out of this Agreement, the Delegate shall look for payment or satisfaction of such obligation solely to the assets of the Fund to which such obligation relates as though the Delegate had separately contracted with the Fund by separate written instrument with respect to each fund.

18.      MISCELLANEOUS

         (a) This Agreement shall extend to and shall be binding upon the parties hereto and their respective successors and assigns; provided, however, that this Agreement shall not be assignable without the written consent of the other party.

         (b) This Agreement may be executed in any number of counterparts each of which shall be deemed to be an original and which collectively shall be deemed to constitute only one instrument.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their duly authorized representatives as of the date first written above.


                                           INVESTORS BANK & TRUST COMPANY
                                           By: /s/ Andrew M. Nesvet
                                           Name: Andrew M. Nesvet
                                           Title: Senior Director


                                           TT INTERNATIONAL
                                           U.S.A. MASTER TRUST


                                           By: /s/ David Burnett
                                           Name: David Burnett
                                           Title: President

LIST OF APPENDICES

A  -- Funds Covered

A1 -- Jurisdictions Covered

A2 -- Securities Depositories Covered

B  -- Additional Jurisdictions/Securities Depositories Covered

C  -- Additional Factors and Criteria To Be Applied in the Selection of
      Eligible Foreign Custodians That Are Banking Institutions or Trust
      Companies

D  -- Factors and Criteria To Be Applied in Establishing Systems For the
      Monitoring of Foreign Custody Arrangements and Contracts

E  -- Information Regarding Country Risk

F  -- Authorized Representatives

                                   APPENDIX A


                                  FUNDS COVERED

                                TT EAFE Portfolio

                               TT Europe Portfolio

                                   APPENDIX A1

                              JURISDICTIONS COVERED

                [delete those countries which are not delegated]

                          Argentina                     Kenya
                          Austria                       Korea
                          Australia                     Latvia
                          Bahrain                       Lebanon
                          Bangladesh                    Lithuania
                          Belgium                       Luxembourg
                          Bermuda                       Malaysia
                          Bolivia                       Mauritius
                          Botswana                      Mexico
                          Brazil                        Morocco
                          Bulgaria                      Namibia
                          Canada                        Netherlands
                          Chile                         New Zealand
                          China                         Norway
                          Clearstream (Cedel)           Oman
                          Colombia                      Pakistan
                          Costa Rica                    Panama
                          Croatia                       Papau New Guinea
                          Cyprus                        Peru
                          Czech Republic                Philippines
                          Denmark                       Poland
                          Ecuador                       Portugal
                          Egypt                         Romania
                          Estonia                       Russia
                          Euroclear                     Singapore
                          Finland                       Slovak Republic
                          France                        Slovenia
                          Germany                       South Africa
                          Ghana                         Spain
                          Greece                        Sri Lanka
                          Hong Kong                     Swaziland
                          Hungary                       Sweden
                          Iceland                       Switzerland
                          India                         Taiwan
                          Indonesia                     Thailand
                          Ireland                       Turkey
                          Israel                        Ukraine
                          Italy                         United Kingdom
                          Ivory Coast                   Uruguay
                          Japan                         Venezuela
                          Jordan                        Zambia
                          Kazakhstan                    Zimbabwe

                                   APPENDIX A2

                         SECURITIES DEPOSITORIES COVERED

                                  DEPOSITORIES


Argentina         CDV                      Philippines       PCD
                  CRYL                                       Ross

Australia         Austraclear Ltd.         Poland            CRBS
                  CHESS                                      NNDS
                  RITS

Austria           OeKB AG                  Portugal          Central de Valores

Bahrain           None                     Romania           NBR
                                                             SNCDD
                                                             Stock Exchange
                                                              Registry, Clearing
                                                              & Settlement

Bangladesh        None                     Russia            DCC
                                                             NDC
                                                             VTB

Belgium           BKB                      Singapore         CDP
                  CIK                                        MAS

Bermuda           None                     Slovak Republic   NBS
                                                             SCP

Botswana          None                     Slovenia          KDD

Brazil            CBLC                     South Africa      STRATE
                  CETIP                                      The Central
                                                             Depository
                                                             (Pty) Ltd.

Bulgaria          The Bulgarian National   Spain             Banco de Espana
                   Bank                                      SCLV
                  The Central Depository

Canada             Bank of Canada          Sri Lanka         CDS
                  CDS

Chile             DCV                      Sweden            VPC AB

China             SSCC                     Switzerland       SIS SegaIntersettle
                  SSCCRC                                      AG

Clearstream                                Taiwan            TSCD

Colombia          DCV                      Thailand          TSD
 DECEVAL

Costa Rica        CEVAL                    Turkey            CBT
                                                             Takasbank

Croatia           CNB                      Ukraine           Depository of the
                  Ministry of Finance                         National Bank of
                  SDA                                         Ukraine
                                                             MFS Depository

Czech Republic    SCP                      Uruguay           None
                  TKD

Denmark           VP                       United Kingdom    CMO
                                                             CREST

Ecuador           DECEVALE, S.A.           Venezuela         BCV
                                                             CVV

Egypt             Misr for Clearing,       Zambia            Bank of Zambia
                    Settlement & Dep.                         LuSE CSD

Estonia           ECDSL                    Zimbabwe          None

Euroclear

Finland           APK

France            Sicovam SA

Germany           Clearstream

Ghana             None

Greece            Bank of Greece
                  CSD

Hong Kong         CCASS
                  CMU

Hungary           Keler Ltd.

India             CDSL
                  NSDL

Indonesia         Bank Indonesia
                  PT.KSEI

Ireland           CREST
                  Gilt Settlement Office

Israel            TASE Clearing
                   House Ltd.

Italy             Banca d-Italia
                  Monte Titoli

Ivory Coast*      Depositaire Central/
                   Banque de Reglement

Japan             Bank of Japan
                   JASDEC

Jordan            SDC

Kazakhstan        Kazakhstan Central
                   Securities Depository

Kenya             Central Bank of Kenya
                   Central Depository

Korea             KSD

Latvia            Bank of Latvia
                   LCD

Lebanon           Banque de Liban
                   MIDCLEAR

Lithuania         CSDL

Luxembourg        Clearstream

Malaysia          BNM (SSTS)
                  MCD

Mauritius         CDS

Mexico            S.D. Indeval

Morocco           Maroclear S.A.

Netherlands       NECIGEF

New Zealand       New Zealand Central
                   Securities Depository

Norway            VPS

Oman              MDSRC

Pakistan          Central Depository Co.
                   of Pakistan Limited
                   State Bank of Pakistan

Peru              CAVALI

* Benin, Burkina-Faso, Guinea Bissau, Mali, Nigeria, Senegal, and Togo are available through the Ivory Coast

                                   APPENDIX B

                        ADDITIONAL JURISDICTIONS COVERED



         Pursuant to Article 3 of this Agreement, Delegate and the Trust agree that the following series of the Trust shall be added to Appendix A, jurisdictions shall be added to Appendix A1 and/or depositories shall be added to Appendix A2:



                   [insert additional countries/depositories]


INVESTORS BANK & TRUST COMPANY


By:  ___________________________________

Name:

Title:


TT INTERNATIONAL U.S.A. MASTER TRUST


By:____________________________________

Name:

Title:




DATE:  ______________________________

                                   APPENDIX C

                  ADDITIONAL FACTORS AND CRITERIA TO BE APPLIED
                 IN THE SELECTION OF ELIGIBLE FOREIGN CUSTODIANS
                THAT ARE BANKING INSTITUTIONS OR TRUST COMPANIES


         In addition to the factors set forth in Rule 17f-5(c)(1), in selecting Eligible Foreign Custodians that are banking institutions or trust companies, Delegate shall consider the following factors, if such information is available (check all that apply):



_________         None


_________         Other (list below):

                                   APPENDIX D

                       FACTORS AND CRITERIA TO BE APPLIED
                IN THE ESTABLISHING SYSTEMS FOR THE MONITORING OF
                   FOREIGN CUSTODY ARRANGEMENTS AND CONTRACTS


         In establishing systems for the Monitoring of foreign custody arrangements and contracts with Eligible Foreign Custodians, Delegate shall consider the following factors, if such information is available:


1.       Operating performance

2.       Established practices and procedures

3.       Relationship with market regulators

4.       Contingency planning

                                   APPENDIX E

                       INFORMATION REGARDING COUNTRY RISK


         To aid the Board in its determinations regarding Country Risk, Delegate will furnish Board annually with respect to the jurisdictions specified in
Article 3, the following information:



1.       Copy of Addenda or Side Letters to Subcustodian Agreements

2.       Legal Opinion, if available, with regard to:

         a)       Access to books and records by the Trust's accountants

         b) Ability to recover assets in the event of bankruptcy of a custodian

         c)       Ability to recover assets in the event of a loss

         d)       Likelihood of expropriation or nationalization, if available

         e)       Ability to repatriate or convert cash or cash equivalents

3.       Audit Report

4.       Copy of Balance Sheet from Annual Report

5.       Country Profile Matrix containing market practice for:

         a)       Delivery versus payment

         b)       Settlement method

         c)       Currency restrictions

         d)       Buy-in practice

         e)       Foreign ownership limits

         f)       Unique market arrangements

                                   APPENDIX F
                           AUTHORIZED REPRESENTATIVES


The names and addresses of each party's authorized representatives are set forth below:

         A.  Board


                  Trustees:
                  1.  John A. Benning
                      60 Lee Street
                      Marblehead, MA  01945
                        E-Mail: JABenning@Hotmail.com

                  2.  Peter O. Brown
                      Harter, Secrest & Emery LLP
                      700 Midtown Tower
                      Rochester, NY  14604-2070
                        E-Mail: pbrown@hselaw.com

                  3.  J. Luther King, Jr.
                      Luther King Capital Management Inc.
                      301 Commerce Street, Suite 1600
                      Fort Worth, TX  76102
                        E-Mail: jbrownfield@lkcm.com (c/o Jacqui Brownfield)

                  4.  Robert W. Uek
                      105 Wagon Road
                      Westwood, MA 02090
                        E-Mail: ruek@gis.net

                  5.  Austin Allison
                      TT International
                      Martin House
                      5 Martin Lane
                      London, England EC4R 0DP
                      United Kingdom
                        E-Mail: allisona@ttint.com


         B.  INVESTMENT ADVISOR

                  TT International Investment Management
                  Martin House, Martin Lane
                  London, England EC4R 0DP
                  Attention: Austin Allison, Head of Compliance and Legal E-Mail: allisona@ttint.com


                  With a copy to:

                  Bingham Dana LLP
                  150 Federal Street
                  Boston, MA  02110
                  Attention: John Holton
                  E-Mail: HOLTONTJ@bingham.com

         C. DELEGATE

                  Investors Bank & Trust Company
                  200 Clarendon Street
                  P.O. Box 9130
                  Boston, MA 02117-9130
                  Attention:  Christopher D. Smith, Director, Client Management
                  Fax:  (617) 330-6033

         With a copy to:

                  Investors Bank & Trust Company
                  200 Clarendon Street
                  P.O. Box 9130
                  Boston, MA 02117-9130
                  Attention:  Andrew S. Josef, Assistant General Counsel
                  Fax:  (617) 946-1929